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                                                                Exhibit T3E.26


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                            :    No. 95-14545
                                             :    Section A
HARRAH'S JAZZ COMPANY,                       :
                                             :    Jointly Administered
                                    Debtor.  :    with
------------------------------------         :
                                             :
In the Matter of:                            :    No. 95-14544
                                             :    Section A
HARRAH'S JAZZ FINANCE CORP.,                 :
                                             :    Chapter 11
                                    Debtor.  :    Reorganization
------------------------------------         :
                                             :
In the Matter of :                           :    No. 95-14871
                                             :    Section A
HARRAH'S NEW ORLEANS                         :
INVESTMENT COMPANY,                          :    Chapter 11
                                             :    Reorganization
                                    Debtor.  :
------------------------------------         :


                      NOTICE OF ENTRY OF CONFIRMATION ORDER
                    AND HEARING ON APPROVAL OF PLAN DOCUMENTS
                    -----------------------------------------

         NOTICE IS HEREBY GIVEN that on October 13, 1998, the United States Bankruptcy Court for the Eastern District of Louisiana confirmed the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified Through October 13, 1998 ("Plan"), filed by above-captioned Debtors, together with the plan proponent Harrah's Entertainment, Inc.

         FURTHER NOTICE IS HEREBY GIVEN that on October 19, 1998, at 9:45 a.m., the Bankruptcy Court will conduct a hearing on approval of the Plan Documents (as defined in the Plan) submitted to the Bankruptcy Court, at which time the Debtors will request that the Bankruptcy Court determine the Plan Documents are materially consistent with the Plan, approve the Plan Documents, and authorize the Debtors to execute the Plan Documents.

Dated: October 13, 1998

JENNER & BLOCK                        HELLER, DRAPER, HAYDEN & HORN, L.L.C.
One IBM Plaza                         650 Poydras Street, Suite 2500
Chicago, Illinois  60611              New Orleans, Louisiana  70130
Telephone: (312) 222-9350             Telephone: (504) 568-1888

WILLIAM HARDY PATRICK, III,           Attorneys for Harrah's New Orleans
A Professional Law Corporation        Investment Company
10636 Linkwood Court
Baton Rouge, Louisiana  70180         LATHAM & WATKINS
Telephone: (504) 767-1460             885 Third Avenue
                                      New York, New York  10022
                                      Telephone: (212) 906-1200

Attorneys for Harrah's Jazz Company
and Harrah's Jazz Finance Corp.       Attorneys for Harrah's Entertainment, Inc.